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                                                                    EXHIBIT 10.2

                          NORTH COUNTRY BANK AND TRUST
                               130 S. CEDAR STREET
                                 MANISTIQUE, MI
                   SUMMARY OF EMPLOYMENT TERMS FOR JANI BLAKE

         We are pleased that you have accepted our offer of employment with North Country Bank and Trust. The following is a Summary of the terms and conditions of your employment:

         1.       Commencement date of Employment: September 1, 2003.

         2.       Position: Executive Vice President - Chief Operating Officer

         3. Salary: $110,000 per year, prorated on a calendar year basis from Commencement Date of Employment, paid in accordance with Bank's standard payroll practices.

         4.       Vacation: Four (4) weeks per year (prorated).

         5. Additional Benefits: Employee will be entitled to all standard benefits provided employees of the Bank, including by way of illustration and not limitation, health coverage, 401(k), etc. These benefits are subject to the standard policies and practices of the Bank.

         6.       Term: At-will (subject to Paragraphs 9 and 10 hereafter).

         7. Change in Control/Termination without Cause: If there is a "Change in Control Transaction" or Employee's employment with Bank is terminated without cause, the Employee shall receive one year of Employee's then base pay. For purposes herein, "Change in Control Transaction" shall mean a circumstance where Employee's termination with Bank is terminated as a consequence of the sale, liquidation, regulatory closure, or change in management (of the Bank). Termination without cause means that Employee's employment with Bank is terminated for any reason other than cause (as hereinafter defined in Paragraph
8).

         8. Termination for Cause or Resignation: In the event Employee's termination of employment with Bank is terminated for cause or by Employee's voluntary resignation, Employee shall not be entitled to any compensation beyond that earned through the date of termination (for cause) or resignation. For purposes hereof, the term "cause" shall mean removal of Employee by order of a regulatory agency having jurisdiction over the Bank, or the Employee's wilful and repeated failure to perform her duties, which failure is not cured within thirty (30) days after the Bank gives notice to the Employee.

         9. Regulatory Conditions: Employee acknowledges and agrees that all terms of this Summary may, to the extent permitted or required by law, applicable banking regulations, or by written agreement between the Bank and its regulatory agencies, and not otherwise waived in writing, may be modified, terminated, or prohibited (from enforcement) by the regulatory agencies having jurisdiction or oversight authority regarding the Bank.

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         10.      Miscellaneous:

                  a. This Summary shall be binding upon and inure to the benefit of any successor of the Bank and any such successor shall be deemed substituted for the Bank under the terms of this Summary.

                  b. This Summary contains the entire agreement of the parties hereto concerning Employee's employment and cancels any and all other oral or written agreements or understandings between the Employee and the Bank with respect to her employment. This Summary may not be changed orally, but only by agreement in writing signed by both parties.

                  c. This Summary shall be governed by and construed in accordance with the laws of the State of Michigan.

                  d. Jurisdiction and venue for any dispute arising under this Summary shall rest with the Circuit and/or District Courts for Schoolcraft County, State of Michigan.

                  e. Employee acknowledges and agrees that she has fully investigated the now-current condition of the Bank and acknowledges that the Bank is a "troubled institution" operating under a Cease and Desist Order and accepts employment voluntarily with full knowledge of Bank's condition.

Accepted By:                        Accepted By:

                                    NORTH COUNTRY BANK AND TRUST

/s/ Jani Blake                      By /s/ C. James Bess
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Jani Blake                          C. James Bess
                                    Chief Executive Officer and President

9/8/03                              9/8/03
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Date                                Date